EXHIBIT 10.1

                          INDEPENDENT AUDITORS CONSENT



New Millenium Packaging, Inc.
222 Lakeview Avenue
PMB 435
West Palm Beach, FL 33401

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Pre-Effective Amendment No. 1 to the Form SB-1 (File No. 333-82704) of our report dated April 22, 2002, relating to the financial statements of New Millenium Packaging, Inc., year ended March 31, 2002 which are contained in this Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Durland & Company CPAs, P.A.
DURLAND & COMPANY CPAs, P.A.

Palm Beach, Florida
May 1, 2002